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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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S.Y. Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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S.Y. BANCORP, INC.
1040 EAST MAIN STREET
LOUISVILLE, KENTUCKY 40206
(502) 582-2571

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of S.Y. BANCORP, INC. ("Bancorp") will be held on Wednesday, April 25, 2001, at 10:00 a.m., at Stock Yards Bank & Trust Company's Exchange Building dining room, 1048 East Main Street, Louisville, Kentucky 40206, for the following purposes:

  1.
  ELECTION OF DIRECTORS.   To approve the action of the Board of Directors fixing the number of directors at thirteen (13) and to elect three (3) as directors, each named in the accompanying Proxy Statement.

  2.
  OTHER BUSINESS.   To consider and act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

    Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice.

    Only those holders of Bancorp Common Stock of record at the close of business on March 9, 2001, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

    We hope you will be represented at the meeting. Please sign and return the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important. The Board of Directors of Bancorp appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

By Order Of The Board Of Directors
Louisville, Kentucky
March 23, 2001
David H. Brooks Chairman and Chief Executive Officer

Your Vote Is Important
Please Date, Sign, And Promptly Return The Enclosed Proxy In The
Accompanying Postage Paid Envelope.

Annual Report On Form 10-K

    A copy of S.Y. Bancorp, Inc.'s 2000 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, without exhibits, will be provided without charge following receipt of a written or oral request directed to: Nancy B. Davis, Executive Vice President, Treasurer and Chief Financial Officer, S.Y. Bancorp, Inc., P.O. Box 32890, Louisville, Kentucky 40232, (502) 625-9176. A copy of the Form 10-K may also be obtained at the SEC's internet site, http://www.sec.gov.

S.Y. BANCORP, INC.
1040 EAST MAIN STREET
LOUISVILLE, KENTUCKY 40206
(502) 582-2571

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 25, 2001

GENERAL

    This Proxy Statement is furnished to the shareholders of S.Y. BANCORP, INC. ("Bancorp") in connection with the solicitation of proxies by Bancorp's Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, April 25, 2001, at 10:00 a.m., local time, at Stock Yards Bank & Trust Company's Exchange Building dining room, 1048 East Main Street, Louisville, Kentucky 40206. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent or given to shareholders is March 23, 2001. The mailing address of Bancorp's principal executive offices is P.O. Box 32890, Louisville, Kentucky 40232-2890.

    Only shareholders of record at the close of business on March 9, 2001, are entitled to notice of and to vote at the Annual Meeting.

    Any valid and unrevoked proxy will be voted as specified in the proxy. If a shareholder does not specify otherwise, the shares represented by the shareholder's proxy will be voted (a) FOR approval of the action of the Board of Directors fixing the number of directors at thirteen (13) and FOR election of the persons named in this Proxy Statement as directors of Bancorp, in accordance with the terms and conditions set forth in this Proxy Statement; and (b) in their discretion, on any other matters that may properly come before the Annual Meeting, or any adjournment thereof, including matters incident to its conduct.

    All expenses of preparing, printing, mailing, and delivering the proxy and all materials used in the solicitation thereof will be borne by Bancorp. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telefax by directors and officers of Bancorp, none of whom will receive additional compensation for such services. Bancorp has also requested brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of Bancorp's Common Stock, held of record by them and will pay the reasonable expenses of such persons for forwarding such materials.

    Proxies may be revoked at any time before the taking of the vote at the Annual Meeting by written notice of revocation to the Secretary of Bancorp, by delivery of a later dated proxy or by voting in person at the meeting. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the Secretary in writing prior to voting of the proxy.

RELATIONSHIP OF BANCORP AND THE BANK

    Bancorp is a bank holding company within the meaning of the Bank Holding Company Act of 1956 and pursuant to that act is registered with the Board of Governors of the Federal Reserve System. Bancorp has one subsidiary. Stock Yards Bank & Trust Company ("the Bank") is wholly owned by Bancorp and engaged in the business of commercial banking. See "MEETINGS AND COMMITTEES OF THE BOARD".

VOTING AT THE ANNUAL MEETING

    On March 9, 2001, the record date for the Annual Meeting fixed by Bancorp's Board of Directors, there were issued and outstanding, and entitled to vote at the Annual Meeting, 6,651,544 shares of Bancorp Common Stock. Bancorp has no class of stock other than Common Stock. The holders of a majority of the total shares of Bancorp Common Stock issued and outstanding and entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. See note (3) to the tabulation under the heading, "PRINCIPAL HOLDERS OF BANCORP COMMON STOCK," for a discussion of shares held by the Bank in fiduciary capacities.

    Each share of Bancorp Common Stock is entitled to one vote on all matters presented to the shareholders with the exception of the election of directors. In the election of directors, Kentucky's Constitution mandates that shareholders have cumulative voting rights. Under cumulative voting rights, each shareholder is entitled to cast as many votes in the aggregate as equal the number of shares of Bancorp Common Stock owned by him or her multiplied by the number of directors to be elected. Each shareholder, or his or her proxy, may cast all of his or her votes (as thus determined) for a single nominee for director or may distribute them among two or more nominees, in the shareholder's discretion.

    Directors will be elected by a plurality of the total votes cast at the Annual Meeting. Assuming three directors are to be elected, a plurality means that the three nominees receiving the highest number of votes will be deemed elected.

    Votes cast in person or by proxy at the Annual Meeting will be tabulated by the judges appointed for the meeting, who will conduct the voting and certify the results. The judges will also determine whether or not a quorum is present at the meeting. A shareholder entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. A shareholder may also abstain from voting on the proposals to fix the number of directors. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated by the judges as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast for or against any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will not be considered as present and entitled to vote with respect to that matter.

PRINCIPAL HOLDERS OF BANCORP COMMON STOCK

    At January 31, 2001, Bancorp had 6,639,513 shares of Bancorp Common Stock issued and outstanding held by 770 shareholders of record. The following tabulation shows the amount and percent of Bancorp Common Stock owned beneficially at January 31, 2001, by those persons known by Bancorp to own, or be deemed to own, beneficially five percent (5%) or more of such stock. The tabulation also shows the beneficial ownership of Bancorp Common Stock by all directors, executive officers and employees of Bancorp and the Bank at January 31, 2001. Unless otherwise noted, the sole voting and investment power with respect to such stock is held by the beneficial owner named. For a tabulation of the beneficial ownership of Bancorp Common Stock by individual directors of Bancorp and nominees for election as directors of Bancorp at the Annual Meeting, see "ELECTION OF DIRECTORS."

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Bancorp Common Stock(1)(2)
Stock Yards Bank & Trust Company 1040 East Main Street Louisville, Kentucky 40206	650,083	(3)	9.8%
Directors and executive officers of Bancorp as a group (16 persons)(4)(5)	883,195		12.7%
Directors, executive officers, and employees of Bancorp and the Bank as a group (297 persons)(4)(5)	1,151,287	(6)	16.6%

Notes:

(1)
As of January 31, 2001.

(2)
Shares of Bancorp Common Stock subject to currently exercisable options under Bancorp's Stock Option Plan are deemed outstanding for computing the percentage of Bancorp Common Stock of the person holding such options but are not deemed outstanding for computing the percentage of Bancorp Common Stock of any other person.

(3)
Held by the Bank as agent, trustee, personal representative and in other fiduciary capacities, including 86,723 shares and 49,443 shares held as Trustee under the Bank's Employee Stock Ownership Plan (the "ESOP") and 401(k) plan, respectively. As to 80,038  shares held in the ESOP and 40,649 held in the 401(k) plan, participants direct the Bank, as Trustee, to vote the vested portion of the participant's account balance attributable to Bancorp Common Stock. The non-vested shares held by the Bank as Trustee under the ESOP and 401(k) plan (together with any shares for which no directions are received from plan participants) may then be voted in the same proportions as the directions given to the Bank, as Trustee, by the respective participants.

(4)
"Executive Officer" means the chairman, president, any vice president in charge of a principal business unit, division or function, or other officer who performs a policy making function or any other person who performs similar policy making functions and is so designated by the Board of Directors.

(5)
For a description of the voting and investment power with respect to the shares beneficially owned by the thirteen directors and nominees for election as directors of Bancorp, see the table under the heading, "ELECTION OF DIRECTORS."

(6)
The shares held by the group, include 86,694 shares held by non-executive officers and employees of the Bank. In addition, 82,180 shares are subject to currently exercisable stock options held by non executive officers of the Bank and 99,219 shares are held by present employees of the Bank in their ESOP and 401(k) accounts at December 31, 2000, with sole voting power and no current investment power. Bancorp has not undertaken the expense and effort of compiling the number of shares certain officers and employees of the Bank may hold other than directly in their own name.

ITEM 1.	ELECTION OF DIRECTORS

    The Articles of Incorporation and Bylaws of Bancorp provide that the Board of Directors shall be composed of not less than nine (9) nor more than twenty-five (25) members. The bylaws provide that the exact number of members shall be fixed each year by the Board of Directors prior to the giving of notice of the Annual Meeting, subject to any later resolution adopted by the shareholders at the Annual Meeting. At its February 13, 2001 meeting, the Board of Directors fixed the number of directors at thirteen (13). The Board of Directors has recommended that the number of directors constituting the Board be fixed at thirteen for the ensuing year, subject to the approval of shareholders at the annual meeting. Assuming three directors are to be elected, there will be twelve (12) individuals serving on the Board following the date of the 2001 Annual Meeting.

    Bancorp's Articles of Incorporation direct the Board of Directors to be classified into three classes of directors of as nearly equal size as possible with only one class of directors being elected each year. Accordingly, at the 2001 Annual Meeting, three Directors are to be elected to hold office for three-year terms, or until their successors are elected and qualified with the exception of Mr. Fischer who will be elected to a two year term, the end of which will coincide with his retirement from the Board, as required by Bancorp's bylaws. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted for the election of the nominees named below. Proxies may not be voted for a greater number of persons than the number of nominees named below.

    At the Annual Meeting, a resolution will be submitted approving the action of the Board of Directors fixing the number of directors at thirteen (13), and, if such resolution is adopted, the three persons named in the following table will be nominated on behalf of the Board of Directors for election as directors of Bancorp. The affirmative vote of a majority of the shares of Bancorp Common Stock represented at the Annual Meeting in person or by proxy will be required for approval of the resolution fixing the number of directors.

    In the event (1) any person or persons other than the following nominees are nominated as directors, or (2) the number of directors to be elected shall be less or more than three, the proxies named in the enclosed proxy, or their substitutes, shall have the right in their discretion to vote for some number less or more than all the nominees or for less or more than all of the aforesaid nominees. In the event any of the nominees becomes unwilling or unable to accept nomination or election, the said proxies shall have the right to vote for any substitute nominee in place of the nominee who has become unwilling or unable to accept nomination or election. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director.

    All of the nominees and continuing directors of Bancorp are currently serving as directors of the Bank and were elected to that position on April 26, 2000, by the written consent of Bancorp, the sole shareholder of the Bank. It is anticipated that, if elected as directors of Bancorp at the Annual Meeting, Bancorp, as the sole shareholder of the Bank, will, by written consent, elect the following nominees and continuing directors of Bancorp as directors of the Bank to serve a one year term.

    There are no arrangements or understandings regarding the selection or election of any of the following nominees as directors of Bancorp. All nominations for membership on the Board of Directors of Bancorp originated with the Board of Directors.

		Bancorp Common Stock Beneficially Owned at January 31, 2001
Name, Age, And Year First Became Director (1)	Principal Occupation; Certain Directorships(2)(3)
		Amount(4)(5)		% of Class
Nominees to Serve a Three Year — Term Expiring 2004
David H. Brooks Age 58 Director since 1985	Chairman and Chief Executive Officer, S.Y. Bancorp, Inc. and Stock Yards Bank & Trust Company(7)	105,797	(8)	1.57%
Carl T. Fischer, Jr.(9) Age 67 Director since 1980	Farmer and Horse Breeder	64,064	(10)	(6)
Stanley A. Gall, M.D. Age 64 Director since 1994	Professor and Chair Emeritus University of Louisville	6,475		(6)

Continuing Directors — Term Expiring 2003
James E. Carrico Age 59 Director since 1978	Managing Director Acordia of Kentucky	20,666		(6)
George R. Keller Age 51 Director since 1991	Retired; Private Investor	19,199	(11)	(6)
Bruce P. Madison Age 50 Director since 1989	Vice President and Treasurer, Plumbers Supply Company, Inc.	38,512	(12)	(6)
Jefferson T. McMahon Age 64 Director since 2000(13)	Retired; Private Investor(14)	8,100		(6)

Continuing Directors — Term Expiring 2002
Jack M. Crowner(15) Age 68 Director since 1979	Owner Jack Crowner & Associates	71,872	(16)	1.07%
Charles R. Edinger, III Age 51 Director since 1984	Vice President, J. Edinger & Son, Inc.	115,585	(17)	1.71%
David P. Heintzman Age 41 Director since 1992	President, S.Y. Bancorp, Inc. and Stock Yards Bank & Trust Company(18)	89,903	(19)	1.34%
Norman Tasman Age 49 Director since 1995(20)	President, Tasman Industries and Hide Processing	126,963	(21)	1.88%
Kathy C. Thompson Age 39 Director since 1994	Executive Vice President, S.Y. Bancorp, Inc. and Stock Yards Bank & Trust Company(22)	45,709	(23)	(6)

Notes:

(1)
Ages listed are as of December 31, 2000.

(2)
Except as otherwise noted, each director and nominee has been engaged in his or her  principal occupation for five years or more.

(3)
No director or nominee holds any directorship in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such act or any company registered as an investment company under the Investment Company Act of 1940.

(4)
This column includes, in some instances, shares in which members of the nominee's or director's immediate family have a beneficial interest. The column does not, however, include the interest of certain of the listed nominees or directors in shares held by other non-dependent family members in their own right. In each case, the principal disclaims beneficial ownership of any such shares, and declares that the listing in this Proxy Statement should not be construed as an admission that the principal is the beneficial owner of any such securities.

(5)
Includes 4,000 shares subject to currently exercisable stock options issued under Bancorp's stock option plan for each non-employee director except Mr. Tasman and Mr. McMahon. Includes 2,400 shares for Mr. Tasman and 200 shares for Mr. McMahon subject to currently exercisable stock options.

(6)
Less than one percent (1%) of outstanding Bancorp Common Stock.

(7)
Mr. Brooks was appointed Chairman and Chief Executive Officer of Bancorp and the Bank in January, 1993. He has been with Bancorp/the Bank since 1971.

(8)
Includes 72,380 shares subject to currently exercisable stock options issued under Bancorp's Stock Option Plans; 23,128 shares owned by Mr. Brooks's wife; and 7,971 shares held in Mr. Brooks's ESOP and 401(k) accounts at December 31, 2000.

(9)
Mr. Fischer is to be elected to a two year term to coincide with his retirement from the Board of Directors at age 70 as required by Bancorp's Bylaws.

(10)
Includes 39,232 shares held by Mr. Fischer as trustee under an irrevocable trust established by his father.

(11)
Includes 2,176 shares jointly owned by Mr. Keller and his wife and 4,000 shares owned by Mr. Keller's wife.

(12)
Includes 9,985 shares jointly owned by Mr. Madison and his wife; 830 shares owned by Mr. Madison's wife; and 14,643 shares held by Mrs. Madison as custodian for their minor children.

(13)
Mr. McMahon was elected as a director of Bancorp and the Bank at the meeting of the respective Boards of Directors held in January, 2000.

(14)
Prior to his retirement in 1996, Mr. McMahon was an owner of Wendy's franchised stores in Louisville, Kentucky.

(15)
Mr. Crowner was elected to a two year term to expire 2002 to coincide with his retirement from the Board of Directors at age 70 as required by Bancorp's Bylaws.

(16)
Includes 40,268 shares owned by Mr. Crowner's wife.

(17)
Includes 21,634 shares owned by Mr. Edinger's wife and 66,074 shares owned by a family partnership for which Mr. Edinger shares voting control and derives approximately 4% economic benefit.

(18)
Mr. Heintzman was appointed President of Bancorp and the Bank in January, 1993. He has been with Bancorp/the Bank since 1985.

(19)
Includes 61,660 shares subject to currently exercisable stock options issued under Bancorp's Stock Option plans; 2,940 shares owned by Mr. Heintzman's wife; 1,843 shares held by Mr. Heintzman as custodian for his minor daughter; and 5,458 shares held in Mr. Heintzman's ESOP and 401(k) accounts at December 31, 2000.

(20)
Mr. Tasman was elected as a director of Bancorp and the Bank at the meetings of the respective Boards of Directors held in January, 1995. Mr. Tasman was re-elected to the Board at the April, 1995 Annual Meeting.

(21)
Includes 92,000 shares owned by Mr. Tasman's mother for which Mr. Tasman shares voting control but from which he derives no economic benefit. Includes 25,702 shares held jointly by Mr. Tasman and his wife; and 2,231 shares held as custodian for his minor son.

(22)
Ms. Thompson joined the Bank in June, 1992.

(23)
Includes 39,500 shares subject to currently exercisable stock options issued under Bancorp's Stock Option Plans and 2,230 shares held in Ms. Thompson's ESOP and 401(k) accounts at December 31, 2000.

    Messrs. David H. Brooks and David P. Heintzman and Ms. Thompson are among Bancorp's executive officers and the above tabulation also includes other information with respect to them. Bancorp's executive officers serve at the pleasure of Bancorp's Board of Directors and there are no arrangements or understandings regarding their selection or appointment as officers of Bancorp.

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings

    During 2000, the Board of Directors of Bancorp held a total of ten regularly scheduled and special meetings.

    All directors of Bancorp are also directors of the Bank. During 2000, the Bank's Board of Directors held a total of thirteen regularly scheduled and special meetings.

    All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members, with the exception of Dr. Gall who attended 67% of the aggregate number of meetings of the Board and the committees of which he was a member.

Committees of Bancorp

    Bancorp has a standing Audit Committee and Compensation Committee of the Board of Directors.

    Bancorp's Board of Directors considers matters relating to the selection and nomination of directors, but there is no standing nominating committee of the Board of Directors. There are no formal procedures whereby a security holder may recommend nominees to the Board of Directors.

    Compensation Committee.  The Compensation Committee consists of four members of Bancorp's Board of Directors. The committee considers matters relating to the salary and other compensation of officers of the Bank and Bancorp. The members of the committee are James E. Carrico, Jack M. Crowner, Bruce P. Madison and Henry A. Meyer. The committee meets at least annually and held two meetings in 2000.

    Audit Committee.  The Board of Directors of S.Y. Bancorp, Inc. maintains an Audit Committee, which is comprised of four directors who are not officers of the Company. Under the rules of the American Stock Exchange, all of the members of the Audit Committee are independent. The Board of Directors has adopted a written charter for the Audit Committee, which is included as an Appendix to this Proxy Statement.

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee, among other things, considers the appointment of the independent auditors for the Company, reviews with the auditors the plan and scope of the audit and audit fees, monitors the adequacy of reporting and internal controls and meets regularly with internal and independent auditors.

Report of Audit Committee

    The Committee held six meetings during 2000. The Committee designs its meetings to facilitate and encourage private communication between the Committee, the internal auditor and the Company's independent public accountants, KPMG LLP.

    During these meetings, the Committee reviewed and discussed the audited financial statements with management and KPMG LLP. The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. They also discuss their judgments as to the quality, not just the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. Audit

Committee Discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from KPMG LLP written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1.

    The Audit Committee believes management maintains an effective system of internal controls which results in fairly presented financial statements. Based on these evaluations, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in S.Y. Bancorp, Inc.'s Annual Report on Form 10-K.

    KPMG LLP's fees for the year 2000 were as follows:

Audit fees	$65,000
Financial information systems design and implementation	$0
Other fees (principally tax return compliance and related consultation)	$11,710

    The Audit Committee of the Board of Directors of S.Y. Bancorp, Inc.

James E. Carrico, Chairman	Charles E. Edinger
Jefferson T. McMahon	Henry A. Meyer

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's directors, certain officers and persons who own more than 10% of the outstanding Bancorp Common Stock, to file with the Securities and Exchange Commission reports of changes in ownership of Bancorp Common Stock held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish Bancorp with copies of all forms they file under this regulation. To Bancorp's knowledge, based solely on a review of the copies of such reports furnished to Bancorp and representations that no other reports were required, all Section 16(a) filing requirements applicable to all of its officers and directors were complied with during 2000.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee is comprised of four members of the Board of Directors who are not, nor have they been, employees of Bancorp or the Bank.

    It is the philosophy of the Committee to ensure the compensation of Bancorp's executive officers is adequate to attract and retain talented individuals with proven abilities to lead Bancorp and the Bank so growth and profitability are realized while maintaining stability and capital strength.

    The Compensation Committee engages William M. Mercer, Inc. to conduct a study of the Bank's executive officers' compensation. This study involves identifying comparable banks based on size, complexity and demographics as well as identifying similar positions within each peer bank to compare with each of the Bank's executive officers. Factors considered when comparing other institutions' compensation information to that of the Bank include earnings per share, return on average assets and equity, and one and five year total shareholder return. These factors are used to determine the percentile the Compensation Committees should use to compare the Bank's executive officers' compensation with those of peer institutions. There is also a qualitative relationship between performance and executive officer compensation. The salary increases noted in the Summary Compensation Table under the heading "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS," were made in light of Bancorp's and the Bank's market and earnings growth and other favorable factors. Salaries are based on individual performance contributions within a competitive salary range. Pay levels are competitive within a range the Committee considers to be reasonable and necessary.

    Base Salary.  The salaries of the executive officers are determined substantially as described above with additional considerations. Factors affecting and considerations made for the Chief Executive Officer's salary are substantially the same as those for other executive officers. In addition to the process described above, the Committee considers the executive's leadership skills and managerial results. Among these considerations are consolidated financial performance and condition, growth of the Bank, regulators' conclusions, community involvement, the executive's ability to choose and lead his/her respective management teams and the recommendation of the Chief Executive Officer. Objective, subjective, quantitative and qualitative measures are used. The Committee reaches a conclusion as to an appropriate salary and presents it to the Board of Directors for discussion and approval. While peer group comparisons of salaries include companies which are also included in the indices used for the shareholder return performance graph on page 16 there is no direct correlation between the companies used in CEO compensation and companies included in that graph.

    Annual Incentive Compensation.  The objective of the Management Incentive Plan is to deliver competitive levels of compensation for the attainment of annual financial objectives and operating results. The Committee believes these to be primary drivers of stock price performance over time. The annual determination as to whether incentives will be paid is based upon the achievement of certain set goals for earnings growth, return on average assets and return on average equity. The Committee feels that in a time of significant expansion, there is potential for strong earnings growth as long as the process is managed with adequate focus on cost control. Therefore, the Committee established a tiered incentive program based upon the achievement of net income goals.

    For the CEO and President, the formula requires at least a 10% increase in Bancorp's corporate earnings per share, over the prior year. The actual payment for 2000 was 38% of base pay for attaining a 19% increase in earnings per share. The incentive determination for Greg Hoeck and Nancy Davis was at a reduced percentage of the aforementioned formula. For Kathy Thompson the formula required at least a 10% increase in the Trust Department's operating income over the prior year. The actual payment for 2000 was 40% of base pay for attaining a 25% increase in operating profit.

    Long Term Incentives.  The Committee also believes the best interests of share holders to be served by providing those persons having responsibility for the management and growth of Bancorp and the Bank with an opportunity to increase their ownership of Bancorp Common Stock. Executive officers are granted options, from time to time, giving them the right to purchase Bancorp Common Stock at a specified price in the future. The number of stock options granted is based upon individual performance contributions and comparative practices. See the discussion under "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS—Stock Incentive Plan" page 12.

    In summary, the Committee believes the total compensation program for Bancorp's executive officers is competitive with programs offered by similar institutions, and executive compensation is appropriate to further the goals and objectives of Bancorp and the Bank.

Compensation Committee

James E. Carrico	Jack M. Crowner
Bruce P. Madison	Henry A. Meyer

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

    The following table shows the compensation paid by the Bank for the three years ended December 31, 2000, for services in all capacities to executive officers of Bancorp.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Securities Underlying Options(3)	All Other Compensation(4)
David H. Brooks	2000	$297,000	$112,860	—	27,500	$38,014
Chairman and Chief	1999	245,000	88,200	—	10,200	37,877
Executive Officer	1998	225,000	90,000	—	2,000	35,106
David P. Heintzman	2000	242,000	91,960	—	22,900	36,983
President	1999	210,000	75,600	—	8,600	37,033
	1998	190,000	76,000	—	2,000	34,744
Kathy C. Thompson	2000	166,000	66,400	—	8,000	36,338
Executive Vice	1999	147,000	29,400	—	3,200	35,019
President	1998	140,000	56,000	—	2,000	32,327
Gregory A. Hoeck	2000	129,000	22,000	—	6,000	21,702
Executive Vice	1999	120,000	21,000	—	2,600	10,115
President	1998	68,115	20,000	—	—	407
Nancy B. Davis	2000	125,000	22,000	—	6,000	22,043
Executive Vice	1999	110,000	21,000	—	2,600	19,658
President, Secretary,	1998	85,000	17,000	—	2,000	14,424
Treasurer and Chief Financial Officer

Notes:

(1)
Incentive compensation plan is described in "REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION," page 10.

(2)
The aggregate amount of all perquisites and other personal benefits received by the individuals listed in the above table did not exceed 10 percent of the total annual salary reported for the respective executive officer.

(3)
Each total represents options granted in January, 2000 pertaining to 1999 service and options granted in December, 2000 pertaining to 2000 service as follows:

	January 2000	December 2000
Mr. Brooks	11,500	16,000
Mr. Heintzman	9,900	13,000
Ms. Thompson	3,500	4,500
Mr. Hoeck	2,600	3,400
Ms. Davis	2,600	3,400
(4)
Includes director compensation (See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS—Director Compensation") and contributions by the Bank to the Bank's defined contribution plans (money purchase, deferred income (401(k)) profit sharing and employee stock ownership plans) as set forth below. Also includes various payments, primarily life insurance policy premiums. The officers' families are the beneficiaries of these policies.

	Mr. Brooks	Mr. Heintzman	Ms. Thompson	Mr. Hoeck	Ms. Davis
Director compensation	$9,100	$9,100	$9,100	$—	$—
Contribution to money purchase plan	16,553	16,553	15,971	11,471	10,951
Contribution to 401(k) plan	5,023	5,023	5,361	6,141	6,763
Contribution to ESOP	3,400	3,400	3,305	2,573	2,488
Other	3,938	2,907	2,601	1,517	1,841

Stock Incentive Plan

    Bancorp has a stock option plan under which options may be granted to officers, other key employees of the Bank, and non-employee directors. Key employees are those persons who, in the judgement of the Compensation Committee, are mainly responsible for the success of the Bank. Options under this plan are granted at the fair market value of Bancorp's Common Stock at the time of the grant.

OPTIONS GRANTED IN LAST FISCAL YEAR

    The following table summarizes options granted during 2000 to the executive officers named in the Summary Compensation Table, and the value of the options held by such persons at the end of 2000.

			% of Total Options Granted in 2000			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(5)
	Number of Securities Underlying Options Granted
				Exercise Price Per Share	Expiration Date
Name						5%	10%
David H. Brooks	11,500	(1)	18.4%	$21.00	1/16/10	$151,878	$384,889
	16,000	(2)	20.9	20.63	12/21/10	207,586	526,063
David P. Heintzman	9,900	(1)	15.8	21.00	1/16/10	130,747	331,339
	13,000	(2)	17.0	20.63	12/21/10	168,663	427,426
Kathy C. Thompson	3,500	(1)	5.6	21.00	1/16/10	46,224	117,140
	4,500	(2)	5.9	20.63	12/21/10	58,383	147,955
Gregory A. Hoeck	2,600	(3)	4.2	21.00	1/16/10	34,338	87,018
	3,400	(4)	4.4	20.63	12/21/10	44,112	111,788
Nancy B. Davis	2,600	(1)	4.2	21.00	1/16/10	34,338	87,018
	3,400	(2)	4.4	20.63	12/21/10	44,112	111,788
All Shareholders	6,639,513	(5)	n/a	n/a	n/a	$87,686,635	$222,215,149
						$86,141,680	$218,299,930
(1)
These options were granted in January, 2000 and became exercisable six months following the grant date.

(2)
These options were granted in December, 2000 and became exercisable six months following the grant date.

(3)
These options were granted in January, 2000 and become exercisable in 20% increments  over five years beginning one year after grant date.

(4)
These options were granted in December, 2000 and become exercisable in 20% increments over five years beginning one year after grant date.

(5)
All shareholders are shown for comparison purposes only. The potential realizable value to all shareholders is the aggregate net gain for all shareholders, assuming a hypothetical ten- year option if the price of Bancorp stock increases at the assumed annual rates shown in the table. Appreciation computed using actual strike price of options: $21.00 for January, 2000 grants and $20.63 for December, 2000 grants. There can be no assurance that Bancorp's Stock will perform at the assumed annual rates shown in the table. Bancorp neither makes nor endorses any prediction as to future stock performance. The potential realizable value of stock price appreciation for the option term related to the January 2000 option grant for all executive officers of Bancorp at 5% is $397,500 and at 10% is $1,007,400, which represents .45% of the total potential realizable value for all shareholders at 5% and 10%. The potential realizable value of stock price appreciation for the option term related to the December 2000 option grant for all executive officers of Bancorp at 5% is $522,900 and at 10% is $1,325,000, which represents .61% of the total potential realizable value for all shareholders at 5% and 10%.

    The following table shows, as to the individuals included in the Summary Compensation Table, information as to aggregate options exercised in 2000 and December 31, 2000 year end option values.

AGGREGATED OPTIONS EXERCISED IN 2000 AND 2000 YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2000
	Shares Acquired on Exercise				Value of Unexercised In the Money Options at December 31, 2000(1)
		Value Realized
Name
			Exercisable	Unexercisable	Exercisable	Unexercisable

David H. Brooks	—	$—	72,380	16,000	$665,698	$—
David P. Heintzman	—	—	61,660	13,000	514,337	—
Kathy C. Thompson	—	—	39,500	4,500	393,195	—
Gregory A. Hoeck	—	—	520	6,000	—	—
Nancy B. Davis	—	—	30,000	3,400	289,195	—
(1)
In the money computation based upon December 31, 2000 market value of Bancorp's Common Stock of $20.25.

Senior Officer Security Plan

    The Bank has established a Senior Officer Security Plan (the "Security Plan") for a select group of management and highly compensated officers who contribute materially to the continued growth, development and future business success of the Bank. Life insurance owned and paid for by the Bank has been purchased on each covered officer. The Security Plan is designed so that if the assumptions made as to mortality experience, policy dividends and other factors are realized, the Bank will recover both the cost of benefits and after tax costs of the plan. The amount of benefits to be received under the Security Plan was determined by projecting each participant's current salary amount to that at his/her retirement date. His/her expected social security benefits and expected benefits under the defined contribution plans were also estimated. The Security Plan supplemental retirement benefit amount was determined to be the amount necessary to bring total retirement payments to an approximate 75% of his/her projected salary at retirement age.

    Under the Security Plan, the following individuals listed in the Summary Compensation Table at page 11 will receive the following annual supplemental retirement benefits at their normal retirement age of 65:

David H Brooks	$84,000 each year for 15 years
David P. Heintzman	$136,500 each year for 15 years
Kathy C. Thompson	$82,000 each year for 15 years

    In addition, there are pre-retirement death and disability benefits provided by the Security Plan.

Senior Executive Severance Agreement

    The Bank has established a Senior Executive Severance Agreement (the "Severance Agreement") for certain Executive Officers of the Bank. Bancorp and the Bank have concluded it to be in the best interests of Bancorp, its Shareholders and the Bank to take reasonable steps to help assure key executives of the Bank that they will be treated fairly in the event of a tender offer or takeover bid, or an actual Change in Control. It is important, should Bancorp receive take over or acquisition proposals from third parties, that Bancorp be able to call upon the key executives of the Bank for their advice and assessment of whether such proposals are in the best interests of shareholders, free of the influences of their personal employment situations. This severance agreement was not entered into because of any belief by management that a Change in Control of Bancorp was imminent.

    The Severance Agreement provides that, in the event (1) an executive is forced to resign following a Change in Control of Bancorp or (2) an executive voluntarily terminates employment with the Bank for up to three years following a Change in Control, the Bank will pay the executive a severance payment equal to 299 percent of the executive's annual salary. Should voluntary termination occur between 24 and 36 months following the Change in Control, the executive will receive only 2/3 of the severance payment. Furthermore, if the executive is 58 years old or more at the date of the severance payment, the amount of the payment is reduced. As the executive approaches retirement age of 65 years, the severance payment decreases proportionately to zero at age 65. The severance agreement also provides that the Bank pay legal fees and expenses incurred in contesting any termination or enforcing the severance agreement.

    In the event of receipt of severance payments by an executive officer, the executive officer, for a period of eighteen months will not solicit customers of the Bank, divert from the Bank any customer of the Bank or solicit for employment any employee of the Bank.

Director Compensation

    Directors of Bancorp receive no compensation for attendance at regular or special meetings of the board if the meetings are held immediately before or after a regular or special meeting of the Board of Directors of the Bank. However, Bancorp's directors are paid $700 for each meeting of Bancorp's Board of Directors attended if the meeting is not held immediately before or after a meeting of the Board of Directors of the Bank. Bancorp's directors, who are also directors of the Bank, are paid $700 for each Bank board meeting attended. Non-employee directors receive an annual retainer of $2,400.

    Non-employee directors of Bancorp and the Bank who are members of the various committees of the Board of Directors are also paid the following fees: $200 per meeting attended Bank's Loan Committee, $200 increased to $300 per meeting of Bancorp's Audit Committee and the Bank's Compensation and Trust Committees.

    Non-employee directors receive a one time grant of options to purchase 1,000 shares of Bancorp Common Stock. These options are granted at the fair market value of Bancorp Common Stock at the time of the grant and are adjusted for subsequent stock splits, stock dividends, etc.

Shareholder Return Performance Graph

    The following performance graph compares the performance of Bancorp Common Stock to the SNL AMEX Bank index and SNL Midwest Bank index for Bancorp's last five fiscal years. The graph assumes the value of the investment in Bancorp Common Stock and in each index was $100 at December 31, 1995, and that all dividends were reinvested.

	Period Ending
Index	1995	1996	1997	1998	1999	2000
S.Y. Bancorp, Inc.	$100.00	141.41	207.44	237.42	221.75	209.20
Russell 2000	100.00	116.49	142.55	138.92	168.45	163.36
SNL AMEX Bank Index	100.00	129.29	220.68	229.52	211.28	199.87
SNL Midwest Bank Index	100.00	136.05	220.58	234.63	184.35	223.24

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain directors and officers of Bancorp and the Bank and their associates, as well as with corporations or organizations with which they are connected as directors, officers, shareholders or partners, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. In the opinion of management of Bancorp and the Bank, such transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

    At December 31, 2000, loans to directors and officers of Bancorp and the Bank and their associates totaled $3,634,000, equaling 6.0% of the Bancorp's consolidated stockholders' equity.

INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG LLP has been engaged to audit the consolidated financial statements of Bancorp for the past eight years. Management intends to recommend that KPMG LLP be engaged to perform the independent audit of Bancorp's consolidated financial statements for the year ending December 31, 2001, and it is anticipated that such recommendation will be followed by Bancorp's Board of Directors.

    Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

SUBMISSION OF SHAREHOLDER PROPOSALS

    Any proposals by shareholders intended to be presented at Bancorp's 2002 Annual Meeting of shareholders must be received by Bancorp at its principal executive offices by November 22, 2001, to be included in Bancorp's Proxy Statement and form of proxy for the 2002 Annual Meeting. The Board of Directors will decide, subject to the rules of the Securities and Exchange Commission, whether such proposals are appropriate for inclusion in the proxy statement and form of proxy.

    In addition, Bancorp's Bylaws impose certain advance notice requirements on a shareholder nominating a director or submitting a proposal to an Annual Meeting. Such notice must be submitted to the secretary of Bancorp no earlier than 90, nor later than 60, days before an Annual Meeting, and must contain the information prescribed by the Bylaws, copies of which are available from the secretary. These requirements apply even if the shareholder does not desire to have his or her nomination or proposal included in Bancorp's proxy statement.

OTHER MATTERS

    The officers and directors of Bancorp do not know of any matters to be presented for shareholder approval at the Annual Meeting other than those described in this Proxy Statement. If any other matters should come before the Annual Meeting, the Board of Directors intends that the persons named in the enclosed form of proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

By Order Of The Board Of Directors
David H. Brooks Chairman and Chief Executive Officer S.Y. Bancorp, Inc.
Louisville, Kentucky March 23, 2001

Appendix

S.Y. Bancorp, Inc.
Charter of the Audit Committee of the Board of Directors

I. Audit Committee Charter

  The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  •
  Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

  •
  Encourage adherence to, and continuous improvement of, the Company's policies, procedures, and practices at all levels.

  •
  Monitor compliance with legal and regulatory requirements.

  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

  Audit Committee members shall meet the requirements of the American Stock Exchange (AMEX). The Audit Committee shall be comprised of at least four independent directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. The Board establishes the following criteria for assessing independence:

  •
  Former employees. Must be a minimum of three years since employment with the Bank.

  •
  Family members of former employees. Must be a minimum of three years since separation from the Bank.

  •
  Director compensation. Compensation for other services from the Bank (excluding direct board compensation) limited to $60,000 per year.

  •
  Business relationships. If the director's employer receives revenue in excess of $200,000 per year, or 5 percent of its total revenue, the director is not considered independent.

  •
  Cross-directorships. An audit committee member's compensation cannot be impacted by an employee of the Bank.

  All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience of background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in seminars, conferences, roundtables, and other educational programs conducted by the Company or an outside organization.

  Audit Committee members shall be appointed by the Board. The audit committee Chair shall be designated by the Committee.

  The Committee shall meet at least four times annually or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. The Committee is encouraged to meet privately in executive session at every meeting with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

  Review Procedures

  1.
  Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

  2.
  Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

  3.
  In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses including the status of previous recommendations.

  4.
  Review with financial management and independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9).

  Independent Auditors

  5.
  The independent auditors are ultimately accountable to the Audit Committee and Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  6.
  Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

  7.
  On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  8.
  Review the independent auditors engagement letter—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

  9.
  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  10.
  Consider the independent auditors' judgments about the quality of appropriateness of the Company's accounting principles as applied in its financial reporting.

  Internal Audit Department and Legal Compliance

  11.
  Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed. The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Committee.

  12.
  Review the appointment, performance, and replacement of the senior internal audit executive.

  13.
  Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  14.
  On at least an annual basis, review attorneys' letters discussing any legal matters that could have a significant impact on the organizations' financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. Attorneys will be available to further discuss issues raised in attorneys' letters.

  Other Audit Committee Responsibilities

  15.
  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  16.
  Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  17.
  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

S.Y. BANCORP, INC.
1040 EAST MAIN STREET
LOUISVILLE, KENTUCKY 40206

PROXY FOR HOLDERS OF COMMON STOCK
ANNUAL MEETING OF SHAREHOLDERS — APRIL 25, 2001

   The undersigned hereby appoints David H. Brooks and David P. Heintzman, or either of them, attorneys with power of substitution and revocation to each, to vote any and all shares of Common Stock of S.Y. Bancorp, Inc. ("Bancorp") held of record by the undersigned, in the name and as the proxy of the undersigned, at the Annual Meeting of shareholders of Bancorp (the "Annual Meeting") to be held at Stock Yards Bank & Trust Company's Exchange Building dining room, 1048 East Main Street, Louisville, Kentucky 40206, on April 25, 2001, at 10:00 a.m., Eastern Time, or any adjournment thereof, hereby revoking any prior proxies to vote said stock, upon the following proposals more fully described in the Notice of and Proxy Statement for the meeting (receipt of which is hereby acknowledged):

(1)	/ / FOR / / AGAINST / / ABSTAIN a proposal to approve the action of the Board of Directors fixing the number of directors at thirteen (13) and electing at the Annual Meeting three (3) directors.
(2)	ELECTION OF DIRECTORS —	Nominees are: David H. Brooks; Carl T. Fischer, Jr.; Stanley A. Gall, M.D.
Mark one box only.
/ / FOR ALL nominees listed above
/ / FOR ALL nominees listed above EXCEPT the following:
/ / WITHHOLD authority to vote for ALL nominees listed above
(3)	OTHER BUSINESS. To consider and act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" the above proposals.

   This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted for the proposal stated. If any other business is presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Date:	, 2001

(Signatures)

   Should the above signed be present and elect to vote at the Annual Meeting of Shareholders or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

   The above signed acknowledges receipt from the Corporation, prior to the execution of this proxy, of the Notice of the Annual Meeting of Shareholders, a proxy statement for the Annual Meeting of Shareholders, and an Annual Report on Form 10-K.

   Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required but each holder should sign, if possible.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

QuickLinks

SCHEDULE 14A INFORMATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS April 25, 2001
GENERAL
RELATIONSHIP OF BANCORP AND THE BANK
VOTING AT THE ANNUAL MEETING
PRINCIPAL HOLDERS OF BANCORP COMMON STOCK
ITEM 1. ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
TRANSACTIONS WITH MANAGEMENT AND OTHERS
INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS
SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS
Appendix